UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event report): March 20, 2015

EVERTEC, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Puerto Rico	001-35872	66-0783622
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Cupey Center Building, Road 176 Kilometer 1.3, San Juan, Puerto Rico	00926
(Address of principal executive offices)	(Zip Code)

(787) 759-9999

(Registrant’s telephone number, including area code)

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant

Prior independent registered public accounting firm

On December 8, 2014, the Audit Committee of the Board of Directors of EVERTEC, Inc. (the ‘Company”) started a competitive proposal process to review the appointment of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. As a result of that process and following careful deliberation, on March 20, 2015, the Audit Committee of the Company’s Board of Directors dismissed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm.

The audit reports of PwC on the Company’s consolidated financial statements for the fiscal years ended December 31, 2014 and 2013 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2014 and 2013, and during the subsequent interim period through March 20, 2015, (i) there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference thereto in their reports on the consolidated financial statements for such years and (ii) there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K, except for a material weakness in the Company’s internal control over financial reporting as of December 31, 2014 because the segregation of duties within the accounting system was inadequate for multiple individuals within the Company, including members of executive management. Specifically, certain individuals had access to prepare and post journal entries across substantially all key accounts of the Company without an independent review performed by someone other than the preparer. While the control deficiency did not result in any financial statement adjustments during the year ended December 31, 2014, it could result in misstatements to accounts and disclosures that would result in a material misstatement to the annual or interim consolidated financial statements that would not be prevented or detected. PwC discussed this control deficiency with the Audit Committee of the Company’s Board of Directors and the Audit Committee has authorized PwC to discuss such control deficiency with Deloitte & Touche LLP, the Company’s new independent registered public accounting firm, and to respond fully to any inquiries of Deloitte & Touche LLP regarding such control deficiency.

The Company provided PwC with a copy of disclosures it is making in this Form 8-K and requested that PwC furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made herein. A copy of PwC’s letter dated March 26, 2015 is filed as Exhibit 16 hereto.

New independent registered public accounting firm

On March 20, 2015, the Audit Committee of the Board decided to select Deloitte & Touche LLP (“Deloitte”) as the new independent registered public accounting firm to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2015. The selection of Deloitte as independent auditors will be submitted for ratification by EVERTEC’s stockholders at the Company’s 2015 annual meeting of shareholders.

During the fiscal years ended December 31, 2014 and 2013 and through March 20, 2015, the date of the selection of Deloitte, the Company has not consulted with Deloitte with respect to either:

(i)	the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided by Deloitte to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue; or

(ii)	any matter that was the subject of either a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of the SEC’s Regulation S-K.

The Company requested that Deloitte review the information set forth in the fifth and sixth paragraphs of this Item 4.01 before this Current Report on Form 8-K was filed with the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description

16	Letter from PricewaterhouseCoopers LLP dated March 26, 2015, to the Securities and Exchange Commission regarding change in certifying accountant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERTEC, Inc. (Registrant)

Date: March 26, 2015	By:	/s/ Juan J. Román
		Name:	Juan J. Román
		Title:	Chief Financial Officer